UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2011

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1227 South Patrick Drive, Building 2A, Satellite Beach, FL 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) On March 17, 2011, following a competitive process undertaken by the Audit Committee of the Board of Directors (the “Audit Committee”) of Lighting Science Group Corporation (the “Company”), the Audit Committee approved the selection of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011. McGladrey & Pullen, LLP (“McGladrey”) was notified on March 18, 2011 that it will not be retained as the Company’s independent registered public accounting firm for the year ending December 31, 2011. McGladrey’s engagement as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2010 is unaffected by the selection of KPMG, and McGladrey’s dismissal will become effective upon the completion of McGladrey’s audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2010 and the filing of the related Annual Report and Form 10-K.

The audit reports of McGladrey on the consolidated financial statements of the Company as of and for the years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the two years ended December 31, 2009 and 2008, and the subsequent interim period through March 18, 2011, there were (i) no disagreements between the Company and McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of McGladrey would have caused McGladrey to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

In connection with the audit of the Company’s consolidated financial statements for the years ended December 31, 2009 and 2008, McGladrey reported to the Audit Committee that it concurred with management’s identification of numerous material weaknesses in the Company’s internal control over financial reporting. The material weaknesses primarily related to: (i) inadequate controls surrounding the Company’s overall financial reporting and consolidation processes; (ii) limited segregation of duties at the Company; (iii) inadequate controls over inventory accounting; (iv) the lack of methodologies to allow for the capture of certain project-related costs; (v) inadequate entity level controls; and (vi) an overall lack of formal policies and standardized procedures across numerous accounting cycles.

The Company provided McGladrey with a copy of this Form 8-K, and requested McGladrey to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated March 22, 2011, is filed as Exhibit 16 to this Form 8-K.

(b) On March 17, 2011, the Audit Committee approved the selection of KPMG to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011, with the finalization of the engagement terms to be completed prior to March 23, 2011. During the two years ended December 31, 2010 and 2009, and the subsequent interim period through March 22, 2011, the Company has not consulted with KPMG, regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The information in the Exhibit Index of this Current Report is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: March 22, 2011	By:	/s/ Gregory T. Kaiser
		Name:	Gregory T. Kaiser
		Title:	Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

16	Letter from McGladrey & Pullen, LLP, dated March 22, 2011 regarding change in independent registered public accounting firm.